EXHIBIT 10.25

                               CREDIT AGREEMENT

                          $25,000,000  LOAN FACILITY

                         dated as of November 30, 1995

                                     AMONG

                            EQUALNET HOLDING CORP.,
                                 as Borrower;

                             COMERICA BANK-TEXAS,
                           as Agent and as a Lender;

                                      AND

                      THE OTHER LENDERS NOW OR HEREAFTER
                                PARTIES HERETO
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                               TABLE OF CONTENTS
                                                                          PAGE

1.    DEFINITIONS............................................................  1
      1.1     CERTAIN DEFINED TERMS..........................................  1
      1.2     MISCELLANEOUS.................................................. 13

2.    COMMITMENTS AND LOANS.................................................. 14
      2.1     LOANS.......................................................... 14
      2.2     LETTERS OF CREDIT.............................................. 15
      2.3     TERMINATIONS OR REDUCTIONS OF COMMITMENTS...................... 18
      2.4     FEES........................................................... 18
      2.5     SEVERAL OBLIGATIONS............................................ 18
      2.6     THE NOTES...................................................... 19
      2.7     USE OF PROCEEDS................................................ 19
      2.8     DOMINION OF FUNDS LOANS........................................ 19

3.    BORROWINGS AND PREPAYMENTS............................................. 20
      3.1     BORROWINGS OTHER THAN DOMINION OF FUNDS LOANS.................. 20
      3.2     PREPAYMENTS.................................................... 20

4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC........................ 21
      4.1     PAYMENTS....................................................... 21
      4.2     PRO RATA TREATMENT............................................. 22
      4.3     CERTAIN ACTIONS, NOTICES, ETC.................................. 22
      4.4     NON-RECEIPT OF FUNDS BY THE AGENT.............................. 23
      4.5     SHARING OF PAYMENTS, ETC....................................... 23

5.    CONDITIONS PRECEDENT................................................... 24
      5.1     INITIAL LOANS AND LETTERS OF CREDIT............................ 24
      5.2     ALL LOANS AND LETTERS OF CREDIT................................ 25

6.    REPRESENTATIONS AND WARRANTIES......................................... 26
      6.1     ORGANIZATION................................................... 26
      6.2     FINANCIAL STATEMENTS........................................... 26
      6.3     ENFORCEABLE OBLIGATIONS; AUTHORIZATION......................... 26
      6.4     OTHER DEBT..................................................... 27
      6.5     LITIGATION..................................................... 27
      6.6     TITLE.......................................................... 27
      6.7     TAXES.......................................................... 27
      6.8     REGULATIONS G, U AND X......................................... 27
      6.9     SUBSIDIARIES................................................... 27
      6.10    NO UNTRUE OR MISLEADING STATEMENTS............................. 27

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      6.11    ERISA.......................................................... 28
      6.12    INVESTMENT COMPANY ACT......................................... 28
      6.13    PUBLIC UTILITY HOLDING COMPANY ACT............................. 28
      6.14    SOLVENCY....................................................... 28
      6.15    FISCAL YEAR.................................................... 28
      6.16    COMPLIANCE..................................................... 28
      6.17    ENVIRONMENTAL MATTERS.......................................... 28
      6.18    CERTIFICATE OF TITLE PROPERTY.................................. 29

7.    AFFIRMATIVE COVENANTS.................................................. 29
      7.1     TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC................... 29
      7.2     FINANCIAL STATEMENTS AND INFORMATION........................... 29
      7.3     FINANCIAL TESTS................................................ 30
      7.4     INSPECTION..................................................... 30
      7.5     FURTHER ASSURANCES............................................. 31
      7.6     BOOKS AND RECORDS.............................................. 31
      7.7     INSURANCE...................................................... 31
      7.8     NOTICE OF CERTAIN MATTERS...................................... 31
      7.9     CAPITAL ADEQUACY............................................... 32
      7.10    ERISA INFORMATION AND COMPLIANCE............................... 32
      7.11    BANK ACCOUNTS.................................................. 33
      7.12    LOCKBOX........................................................ 33
      7.13    ADDITIONAL GUARANTIES AND SECURITY............................. 33
      7.14    ACCOUNTS AUDITS................................................ 33

8.    NEGATIVE COVENANTS..................................................... 34
      8.1     INDEBTEDNESS................................................... 34
      8.2     LIENS.......................................................... 34
      8.3     CONTINGENT LIABILITIES......................................... 34
      8.4     MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS
               OF ASSETS..................................................... 35
      8.5     REDEMPTION, DIVIDENDS AND DISTRIBUTIONS........................ 35
      8.6     NATURE OF BUSINESS............................................. 35
      8.7     TRANSACTIONS WITH RELATED PARTIES.............................. 35
      8.8     LOANS AND INVESTMENTS.......................................... 35
      8.9     ORGANIZATIONAL DOCUMENTS....................................... 36
      8.10    UNFUNDED LIABILITIES........................................... 36
      8.11    FISCAL YEAR.................................................... 36
      8.13    SUBORDINATE INDEBTEDNESS....................................... 36
      8.14    KEY AGREEMENT AMENDMENTS....................................... 36

9.    DEFAULTS............................................................... 36
      9.1     EVENTS OF DEFAULT.............................................. 36
      9.2     RIGHT OF SETOFF................................................ 39
      9.3     COLLATERAL ACCOUNT............................................. 40

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      9.4     PRESERVATION OF SECURITY FOR UNMATURED REIMBURSEMENT
               OBLIGATIONS................................................... 40
      9.5     REMEDIES CUMULATIVE............................................ 41

10.   THE AGENT.............................................................. 41
      10.1    APPOINTMENT, POWERS AND IMMUNITIES............................. 41
      10.2    RELIANCE....................................................... 42
      10.3    DEFAULTS....................................................... 42
      10.4    RIGHTS AS A LENDER............................................. 43
      10.5    INDEMNIFICATION................................................ 43
      10.6    NON-RELIANCE ON AGENT AND OTHER LENDERS........................ 43
      10.7    FAILURE TO ACT................................................. 44
      10.8    RESIGNATION OR REMOVAL OF AGENT................................ 44
      10.9    NO PARTNERSHIP................................................. 44

11.   MISCELLANEOUS.......................................................... 45
      11.1    WAIVER......................................................... 45
      11.2    NOTICES........................................................ 45
      11.3    EXPENSES, ETC.................................................. 45
      11.4    INDEMNIFICATION................................................ 46
      11.5    AMENDMENTS, ETC................................................ 46
      11.6    SUCCESSORS AND ASSIGNS......................................... 47
      11.7    LIMITATION OF INTEREST......................................... 49
      11.8    SURVIVAL....................................................... 50
      11.9    CAPTIONS....................................................... 50
      11.10   COUNTERPARTS................................................... 51
      11.11   GOVERNING LAW.................................................. 51
      11.12   SEVERABILITY................................................... 51
      11.13   TAX FORMS...................................................... 51
      11.14   VENUE.......................................................... 51
      11.15   WAIVER OF JURY TRIAL........................................... 52

ANNEXES
1 - Interest Rate Provisions

EXHIBITS

A - Security Agreement-Accounts,
      Inventory and General Intangibles
B - Borrowing Base Certificate
C - Request for Extension
D - Form of the Note
E - Compliance Certificate
F - Assignment and Acceptance

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                               CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is made and entered into as of November 30, 1995 (the "EFFECTIVE DATE"), by and among EQUALNET HOLDING CORP., a Texas corporation (the "BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), and COMERICA BANK-TEXAS ("COMERICA"), a Texas banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

      The parties hereto agree as follows:

1.    DEFINITIONS.

      1.1   CERTAIN DEFINED TERMS.

      Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

      ACCOUNTS, EQUIPMENT, GENERAL INTANGIBLES and INVENTORY shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the Effective Date.

      ADDITIONAL SECURITY AGREEMENT shall mean, with respect to any Person, a security agreement substantially in the form of EXHIBIT A hereof and otherwise in Proper Form, in favor of the Agent covering the Accounts, Inventory and General Intangibles of such Person, as security for such Person's obligations under a Guaranty, together with all related Financing Statements as the Agent may reasonably require.

      AFFILIATE shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

      AGREEMENT shall mean this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

      ANNUAL AUDITED FINANCIAL STATEMENTS shall mean the annual consolidated financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal

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year, all prepared in conformity with GAAP, and without expressing any doubt as to such Person's ability to continue as a going concern, and accompanied by a report and opinion of Ernst & Young L.L.P. or any other independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements shall be accompanied by, if requested by the Agent, a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default relating to the financial tests set forth in SECTION 7.3 or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof.

      APPLICATIONS shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

      ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such term in
SECTION 11.6.

      BANKRUPTCY CODE shall mean the United States Bankruptcy Code, as amended, and any successor statute.

      BORROWING BASE shall mean, as at any date, the amount of the Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to SECTION 7.2 hereof, determined by calculating the amount equal to 85% of the aggregate amount of the Eligible Accounts of the Borrower and its Subsidiaries at said date. In the absence of a current Borrowing Base Certificate, the Agent shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by the Agent.

      BORROWING BASE CERTIFICATE shall mean a certificate, duly executed by the chief executive officer, chief financial officer, president, treasurer or controller of the Borrower, appropriately completed and in substantially the form of EXHIBIT B hereto. Each Borrowing Base Certificate shall be effective only as accepted by the Agent (and with such revisions, if any, as the Agent may reasonably require as a condition to such acceptance).

      BUSINESS DAY shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

      CAPITAL EXPENDITURES shall mean expenditures in respect of fixed or capital assets by a Person, including the capital portion of lease payments made in respect of Capital Lease Obligations, but EXCLUDING expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the

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proceeds of an insurance policy maintained by such Person. Expenditures in respect of replacements and maintenance consistent with the business practices of such Person in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of such Person in accordance with GAAP.

      CAPITAL LEASE OBLIGATIONS shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13). Capital Lease Obligations shall not include the interest component of any applicable rental payment.

      CASH FLOW shall mean, without duplication, for any period the sum of (a) Net Income AFTER taxes and less non-cash income and (b) the sum of (i) Interest Expense for such period, (ii) amortization of goodwill and other non-cash expenses and intangibles (including, without limitation, deferred financing costs and debt discount) deducted in determining such Net Income and (iii) depreciation, depletion and obsolescence of Property, in each case, determined in accordance with GAAP.

      CEILING RATE shall have the meaning assigned to it in the Interest Rate Annex.

      CODE shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

      COLLATERAL shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents.

      COMMITMENT shall mean, as to any Lender, the obligation, if any, of such Lender to make Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to SECTION 2.3).

      COMMITMENT PERCENTAGE shall mean, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments of all Lenders.

      COMPLIANCE CERTIFICATE shall have the meaning given to it in SECTION 7.2.

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      CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement of even date herewith, by and among the Borrower and the Current Guarantors, as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

      CONTROLLED GROUP shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

      CORPORATION shall mean corporations, limited liability companies, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

      COVER for Letter of Credit Liabilities shall mean the payment to the Agent in immediately available funds, to be held by the Agent in a collateral account maintained by the Agent at its Principal Office and collaterally assigned as security by the Borrower for the financial accommodations extended pursuant to this Agreement using documentation satisfactory to the Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by the Agent in such collateral account until such time as in the case of the Cover being provided pursuant to SECTIONS 2.2(A) or 9.3, the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied; PROVIDED, HOWEVER, that at such time if a Default or Event of Default has occurred and is continuing, the Agent shall not be required to release such amount in such collateral account.

      CURRENT ASSETS shall mean all assets of a Person which under GAAP would be classified as current assets (including cash, marketable securities, receivables, inventory and prepaid expenses).

      CURRENT GUARANTORS shall mean EqualNet Corporation, a Delaware corporation and TeleSource, Inc., a Texas corporation, and any and all of their respective successors and assigns

      CURRENT LIABILITIES shall mean all liabilities of a Person (including tax and other proper accruals) which under GAAP would be classified as current liabilities.

      CURRENT RATIO shall mean, as of any day, the ratio of Current Assets to Current Liabilities, determined as of such day.

      DEBT TO EBITDA RATIO shall mean, as of any day, the ratio of (a) the outstanding balance of Indebtedness on such date to (b) EBITDA for the Rolling Four Quarters as of such date.

      DEFAULT shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DOLLARS and $ shall mean lawful money of the United States of America.

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      DOMINION OF FUNDS LOAN DOCUMENTS shall mean one of more "Dominion of Funds
Processing Account Agreements" or similar agreements between the Borrower and Guarantors and Comerica, together with any and all related documents, agreements and notes related thereto, and any and all amendments, modifications, extensions, renewals, rearrangements and replacements therefor and substitutions of any thereof.

      DOMINION OF FUNDS LOANS shall mean the loans made by Comerica pursuant to
SECTION 2.8.

      EBITDA shall mean, without duplication, for any period the sum of (a) Net Income BEFORE taxes and less non-cash income and (b) the sum of (i) Interest Expense for such period, (ii) amortization of goodwill and other non-cash expenses and intangibles (including, without limitation, deferred financing costs and debt discount) deducted in determining such Net Income and (iii) depreciation, depletion and obsolescence of Property, in each case, determined in accordance with GAAP.

      ELIGIBLE ACCOUNTS shall mean, as at any date of determination thereof, each Account of the Borrower or any of its Subsidiaries which is subject to a Security Document and on which the Agent shall have a first-priority perfected Lien which is at said date payable to the Borrower or any of its Subsidiaries and which complies with the following requirements: (a) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Security Documents; (e) it is evidenced by an invoice submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the invoice; (g) it does not arise out of transactions with an employee, officer, agent, director or stockholder of the Borrower or any of its Subsidiaries or any Affiliate of the Borrower or any of its Subsidiaries, other than Accounts approved in writing by the Agent; (h) the applicable account debtor is not one who the Agent has, in the exercise of its sole discretion, determined to be (based on such factors as the Agent deems appropriate), and has given notice of such determination to the Borrower, an ineligible account debtor; PROVIDED, HOWEVER, than any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate prior to the giving of such notice by Agent and which meets each and every other requirement under this Agreement for the denomination of such Account as an "Eligible Account," and (i) each of the representations and warranties set forth in the Security Documents executed by the Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of the Agent, made in good faith, shall be conclusive and binding, absent manifest error.

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      ENVIRONMENTAL CLAIM means any third party (including Governmental
Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination;
(iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

      ENVIRONMENTAL LIABILITIES includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

      ENVIRONMENTAL PERMIT means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

      EVENT OF DEFAULT shall have the meaning assigned to it in SECTION 9.

      EXPIRING CREDIT FACILITY shall mean the revolving credit facility established under that certain Revolving Credit Loan Agreement dated as of October 8, 1993, between Equal Net Communications, Inc., and Comerica, as the same has been renewed, extended, increased, amended and modified from time to time prior to the date hereof.

      FEDERAL FUNDS RATE shall have the meaning assigned to it in the Interest Rate Annex.

      FINANCING STATEMENTS shall mean all such Uniform Commercial Code financing statements as the Agent shall require, in Proper Form, duly executed by the Borrower or others to give notice

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of and to perfect or continue perfection of the Agent's Liens in all Collateral, as any of the foregoing may from time to time be amended, modified, supplemented or restated.

      FIXED CHARGE COVERAGE RATIO shall mean, as of any day, the ratio of (a) Cash Flow for the Rolling Four Quarters as of such day to (b) Fixed Charges for such Rolling Four Quarters.

      FIXED CHARGES shall mean (without duplication), for any period, (a) the amounts of scheduled principal payments made or to be made during such period with respect to Funded Indebtedness (but excluding any of the Obligations), PLUS
(b) payments made or required to be made during such period with respect to the Capital Lease Obligations with unrelated third parties, PLUS (c) non-financed Capital Expenditures made during such period, PLUS (d) Interest Expense for such period.

      FUNDED INDEBTEDNESS means all Indebtedness which by its terms matures more than one year from the date as of which any calculation of Funded indebtedness is made, and any Indebtedness maturing within one year from such date which is renewable at the option of the obligor to a date beyond one year from such date.

      GAAP shall mean, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board; and (b) which are consistently applied for all periods after the Effective Date so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change.

      GOVERNMENTAL AUTHORITY shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender, the Borrower, any of the Borrower's Subsidiaries or their respective Property.

      GUARANTIES shall mean that certain Master Guaranty of even date herewith by and among the Current Guarantors, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time, and each and every other guaranty executed from time to time in respect of this Agreement.

      GUARANTORS shall mean each and every Person executing a guaranty from time to time guaranteeing the Indebtedness of the Borrower owing from time to time to the Lenders pursuant to this Agreement or the Notes, including the Current Guarantors.

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      HAZARDOUS SUBSTANCE shall mean petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

      INDEBTEDNESS shall mean and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guar anties, letter of credit contingent reimbursement obligations, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; PROVIDED, that the term "Indebtedness" shall not mean or include any Indebtedness of the type described in CLAUSE (A) of this definition in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof.

      INTEREST EXPENSE shall mean, for any period, the sum of (a) the cash interest payments by an obligor made or accrued in accordance with GAAP during such period in connection with all of its interest-bearing Indebtedness and (b) the interest component of any Capital Lease Obligations.

      INTEREST RATE ANNEX shall mean ANNEX I, as it may from time to time be amended, modified, restated or supplemented.

      INVESTMENT shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

      ISSUER shall mean, with respect to any Letter of Credit, the issuer of such Letter of Credit under this Agreement.

      JOINDER AGREEMENT shall mean any agreement, in Proper Form, executed by a Subsidiary of the Borrower from time to time, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

      KEY AGREEMENTS shall mean all contracts and agreements between the Borrower and AT&T Communications, Inc., Sprint Communications Company, L.P., any Affiliate of either thereof, or any other telecommunications access providers, and any and all renewals, extensions and modifications of any thereof.

      LEGAL REQUIREMENT shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any

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license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

      LETTER OF CREDIT shall have the meaning assigned to such term in SECTION 2.2.

      LETTER OF CREDIT LIABILITIES shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit PLUS (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by the Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error.

      LETTER OF CREDIT TERMINATION DATE shall mean the Termination Date.

      LIEN shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

      LOANS shall mean the loans provided for by SECTION 2.1.

      LOAN AVAILABILITY PERIOD shall mean, for each Lender, the period from and including the Effective Date to (but not including) the Termination Date.

      LOAN DOCUMENTS shall mean, collectively, this Agreement, the Notes, all Applications, the Contribution Agreement, the Security Documents, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      MAJORITY LENDERS shall mean, at any time while no Loans are outstanding, Lenders having greater than 75% of the aggregate amount of Commitments.

      MATERIAL ADVERSE EFFECT shall mean a material adverse effect on the business, condition (financial or otherwise), operations or Properties of the Borrower and its Subsidiaries, taken as a whole, or on the ability of any of them to perform their respective obligations under any Loan Document to which any of them is a party.

      MATURITY DATE shall mean the maturity of the Notes, December 1, 1997, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

      MAXIMUM LOAN AVAILABLE AMOUNT shall mean, at any date, an amount equal to the lesser of (i) the aggregate of the Commitments or (ii) the Borrowing Base.

      MONTHLY FINANCIAL STATEMENTS shall mean the calendar monthly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such calendar month and an income statement for such calendar month, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding calendar month of the preceding year, prepared in accordance with GAAP and certified as true and correct by the chief financial officer or other authorized officer of such Person.

      NET INCOME shall mean gross revenues and other proper income credits, less all proper income charges (including taxes on income), all determined in accordance with GAAP; PROVIDED, that there shall not be included in such revenues (a) any equity in the undistributed earnings of any Person which is not a Subsidiary; (b) any gains resulting from the write-up of assets; (c) any proceeds of any life insurance policy, or (d) any gain which is classified as "extraordinary" in accordance with GAAP; and PROVIDED FURTHER, that capital gains may be included in revenues only to the extent of capital losses.

      NET WORTH shall mean total assets (valued at cost less normal depreciation), LESS all liabilities (excluding contingent and indirect liabilities), all determined in accordance with GAAP.

      NOTES shall have the meaning assigned to such term in SECTION 2.6.

      NOTICE OF ENTIRE AGREEMENT shall mean a notice of entire agreement, DTPA waiver and release of claims, in Proper Form, executed by the Borrower, the Agent and each other Party, as the same may from time to time be amended, modified, supplemented or restated.

      OBLIGATIONS shall mean, as at any date of determination thereof, the sum (without duplication) of the following: (i) the aggregate principal amount of Loans outstanding hereunder, PLUS (ii) the aggregate amount of the Letter of Credit Liabilities hereunder, PLUS (iii) all other liabilities, obligations and indebtedness of any Party under any Loan Document.

      ORGANIZATIONAL DOCUMENTS shall mean, with respect to a Corporation, the certificate of incorporation, articles of incorporation and bylaws of such Corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

      PARTIES shall mean all Persons other than the Agent or any Lender executing any Loan Document.

      PAST DUE RATE shall mean, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate (as defined in the Interest Rate Annex) plus five percent (5%).

      PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      PERMITTED INVESTMENTS shall mean: (a) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year; (b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation with maturities of not more than 180 days, and (c) certificates of deposit or repurchase obligations issued by any U.S. domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Agent, all of the foregoing not having a maturity of more than one year from the date of issuance thereof.

      PERMITTED LIENS shall mean: (a) Liens and encumbrances in favor of the Agent; (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Agent, bonded in a manner satisfactory to the Agent; (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations; (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; and (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any of its Subsidiary in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use.

      PERSON shall mean any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

      PLAN shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      PRINCIPAL OFFICE shall mean the principal office of the Agent, presently located at 910 Louisiana Street, 4th Floor, Houston, Harris County, Texas 77002.

      PROPER FORM shall mean in form and substance reasonably satisfactory to the Agent.

      PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      QUARTERLY DATES shall mean the last day of each March, June, September and December, PROVIDED that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

      REGULATORY CHANGE shall mean with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation
D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

      REIMBURSEMENT OBLIGATIONS shall mean, as at any date, the obligations of the Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

      REQUEST FOR EXTENSION OF CREDIT shall mean a request for extension of credit duly executed by the chief executive officer, chief financial officer, president, treasurer or controller of the Borrower, appropriately completed and substantially in the form of EXHIBIT D.

      REQUIREMENTS OF ENVIRONMENTAL LAW means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

      ROLLING FOUR QUARTERS shall mean, as of any day, the then most recently ended four (4) quarter period of the Borrower.

      SECRETARY'S CERTIFICATE shall mean a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a Corporation as to (a) the resolutions of the Board of Directors of such Corporation authorizing the execution, delivery and performance of the documents to be executed by such Corporation;
(b) the incumbency and signature of the officer of such Corporation executing such documents on behalf of such Corporation, and (c) the Organizational Documents of such Corporation.

      SECURITY AGREEMENTS shall mean, collectively, (i) the Security Agreements dated as of the Effective Date executed among the Borrower and the Agent covering the Borrower's Accounts and Inventory and securing the Obligations,
(ii) the Security Agreement dated as of the Effective Date executed among the Subsidiaries and the Agent covering their respective Accounts and Inventory, and securing the Obligations arising under their respective Guaranties, and (iii) any and all security agreements now or hereafter executed by any Party in favor of the Agent, as any of them may from time to time be amended, modified, restated or supplemented.

      SECURITY DOCUMENTS shall mean, collectively, this Agreement, the Security Agreements, the Guaranties, the Joinder Agreements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered by any Party, as any of them may from time to time be amended, modified, restated or supplemented.

      SUBSIDIARY shall mean, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

      TANGIBLE NET WORTH shall mean the Net Worth less all intangibles, all determined in accordance with GAAP.

      TERMINATION DATE shall mean the earlier of (a) the Maturity Date or (b) the date specified by the Agent in accordance with SECTION 9.1.

      TEXAS CREDIT CODE shall mean Title 79, Texas Revised Civil Statutes, 1925, as amended.

      UNFUNDED LIABILITIES shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes in the event of complete withdrawal from such Plans.

      1.2   MISCELLANEOUS.  Except where specifically otherwise provided:

      (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

      (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

      (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

      (d) Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred
to)".

      (e) Wherever the word "herein," "hereof" or "hereunder" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

      (f) References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

      (g) References in any Loan Document to Exhibits and Annexes are to the Exhibits and Annexes to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

      (h) Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; PROVIDED that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

      (i) All times of day used in the Loan Documents mean local time in Houston, Texas.

The words "HEREOF," "HEREIN," "HERETO" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

2.    COMMITMENTS AND LOANS.

      2.1 LOANS. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including SECTIONS 5.1 and 5.2), to make Loans from time to time on or after the Effective Date and during the Loan Availability Period, each Lender shall make loans under this Section to the Borrower in an aggregate principal amount at any one time outstanding (including its Commitment Percentage of all Dominion of Funds Loans and all Letter of Credit Liabilities at such time) up to but not exceeding such Lender's Commitment Percentage of the Maximum Loan Available Amount. Subject to the conditions in this Agreement, any such Loan repaid prior to the

Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Loans shall be due and payable in full at the end of the Loan Availability Period. The Borrower, the Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Notes or any Obligation. Except in the case of the Dominion of Funds Loans, the aggregate of all Loans to be made by the Lenders in connection with a particular borrowing shall be equal to $100,000 or a multiple of $10,000 in excess of $100,000.

      2.2   LETTERS OF CREDIT.

      (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $500,000, the Borrower shall have the right to, in addition to Loans provided for in SECTION 2.1, utilize the Commitments from time to time during the Loan Availability Period by obtaining the issuance of standby letters of credit for the account of the Borrower and on behalf of the Borrower or any of the Guarantors as herein provided if the Borrower shall so request in the notice referred to in SECTION 2.2(I) (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "LETTERS OF CREDIT"). Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit shall have an expiry date later than eighteen
(18) calendar months after the earlier of (1) the date of issuance and (2) the Letter of Credit Termination Date. Any Letter of Credit that shall have an expiration date after the end of the Loan Availability Period shall be fully Covered or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to the Agent in its sole discretion.

      (b) ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

            (i) The Borrower shall give the Agent notice requesting each issuance of a Letter of Credit hereunder as provided in SECTION 4.3 and shall furnish such additional information regarding such transaction as the Agent may reasonably request. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit and whether Comerica will require that the applicable Letter of Credit be issued severally by all of the Lenders.

            (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the Maximum Loan Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's

      Commitment Percentage of the amount then available for drawings under such Letter of Credit.

            (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Issuer shall promptly notify the Agent and, thereafter, the Agent shall promptly notify the Borrower and each Lender as to the amount to be paid as a result of such demand and the payment date. If at any time any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Lender will pay to the Agent immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Borrower, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

            (iv) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Agent for any amount paid by any Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in SECTIONS 5.1 and 5.2 and to the Maximum Loan Availability Amount (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans. Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to CLAUSE (III) above.

            (v) The Borrower will pay to the Agent at the Principal Office for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $250 or (y) an amount, calculated on the basis of the face amount of such Letter of Credit available for drawings under such Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at one percent (1%) (on a per annum basis), such fee to be due and payable in advance on the date of the issuance thereof. The Agent will pay to each Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this CLAUSE (V), an amount equal to the product of such Lender's Commitment Percentage TIMES the amount of such fees. The Borrower shall pay to the Issuer on the date of issuance of each applicable Letter of Credit an administration and issuance fee in an amount agreed upon by the Issuer and the Borrower. Such administration and issuance fee shall be retained by the Issuer.

            (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in SECTION 5, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Agent, and (B) that the Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

      (c) INDEMNIFICATION; RELEASE. The Borrower hereby indemnifies and holds harmless the Agent, each Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which the Agent, such Lender or such Issuer may incur (or which may be claimed against the Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. The Borrower hereby releases, waives and discharges the Agent, each Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, costs or expenses which the Agent, such Lender or such Issuer, as the case may be, may incur, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender). Nothing in this SECTION 2.2 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

      (d) ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify the Borrower through the Agent, and upon demand therefor by such Lender through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to the Borrower, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as the Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (PROVIDED that such Lender shall have no obligation so to designate a different lending office which is not located in the United States of America).

      2.3   TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

      (a) MANDATORY. On the Termination Date, all Commitments shall be terminated in their entirety.

      (b) OPTIONAL. The Borrower shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, PROVIDED that (i) the Borrower shall give notice of each such termination or reduction to the Agent as provided in SECTION 4.3 and (ii) each such partial reduction shall be in an aggregate amount of at least $500,000.

      (c) NO REINSTATEMENT. Any termination or reduction of the Commitments may not be reinstated without the written approval of the Agent and the Lenders.

      2.4   FEES.

            (a) The Borrower shall pay to the Agent for the account of each Lender revolving loan commitment fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to 0.25%. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Lender's Note (including the amount of any participation of Dominion of Funds Loans) on such day PLUS
      (ii) the aggregate Letter of Credit Liabilities as to such Lender for such day. Accrued revolving loan commitment fees shall be payable on the Quarterly Dates prior to the Termination Date and on the Termination Date.

            (b) All past due fees payable under this Section shall bear interest at the Past Due Rate.

      2.5 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary,
(a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Obligations to such Lender shall exceed the lesser of (1) such Lender's Commitment Percentage of all Obligations and (2) such Lender's Commitment Percentage of the Maximum Loan Available Amount, and
(b) if a Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective Commitment Percentages until the Obligations of each Lender (including the defaulting Lender) are equal to such Lender's Commitment Percentage of the total Obligations.

      2.6 THE NOTES. The Loans made by each Lender shall be evidenced by a single Note of the Borrower (each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, a "NOTE," collectively, the "THE NOTES") in substantially the form of EXHIBIT E hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender, and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, PROVIDED, that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under such Note or hereunder in respect of such Loan.

      2.7 USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower to refinance amounts payable by the Borrower owed to Comerica under the Expiring Facility and to finance general corporate purposes of the Borrower, including (but subject to the limitations set forth elsewhere herein) the financing of the acquisition of stock and assets of Persons engaged in similar businesses to those businesses of the Borrower and its Subsidiaries. No proceeds of the Loans will be used for any purpose which would violate any applicable Legal Requirement.

      2.8 DOMINION OF FUNDS LOANS. Pursuant to the terms and conditions of the Dominion of Funds Loan Documents, from time to time on or after the Effective Date and during the Loan Availability Period, Comerica shall make loans (the "DOMINION OF FUNDS LOANS") in such amounts as shall be determined by Comerica. Dominion of Funds Loans shall constitute "LOANS" for all purposes hereunder, and they shall be considered a utilization of the Commitment of any Lender. Notwithstanding the foregoing sentence, the aggregate amount of all Dominion of Funds Loans together with the other Loans shall not at any time exceed the Maximum Loan Available Amount. Upon the making of a Dominion of Funds Loan, each Lender (other than Comerica) shall be deemed to have purchased a participating interest in such Dominion of Funds Loan in an amount equal to its Commitment Percentage of such Dominion of Funds Loan. Within two (2) business days after the end of each calendar week, Comerica shall determine the NET amount of each other Lender's participations in Dominion of Funds Loans outstanding at the end of such week and each other Lender's Commitment Percentage of any accrued and paid interest related to such Dominion of Funds Loans and will distribute to such Lender its participating interest in such amount; PROVIDED, HOWEVER, that in the event that such payment received by Comerica is required to be returned, such Lender will return to Comerica any portion thereof previously distributed by Comerica to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense of other right which such Lender or any other Person may have against Comerica or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, any of its Subsidiaries or any other Lender; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any of its Subsidiaries or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrower, the Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to the any Dominion of Funds Loan.

3.    BORROWINGS AND PREPAYMENTS.

      3.1 BORROWINGS OTHER THAN DOMINION OF FUNDS LOANS. The Borrower shall give the Agent notice of each borrowing (other than in the case of a Dominion of Funds Loan) to be made hereunder as provided in SECTION 4.3. Not later than 11:00 a.m. on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan (other than a Dominion of Funds
Loan), if any, to be made by it on such date to the Agent, at its Principal Office, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in an account maintained by the Borrower with the Agent. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the Borrower and maintained with Agent in Houston, Texas.

      3.2   PREPAYMENTS.

      (a) OPTIONAL PREPAYMENTS. Subject to the terms of the Interest Rate Annex, the Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time, PROVIDED that the Borrower shall give the Agent notice of each such prepayment as provided in SECTION 4.3. Each optional prepayment on a Loan shall be in an amount at least equal to the lesser of $100,000 or the unpaid principal balance of the Note evidencing such Loan.

      (b) MANDATORY PREPAYMENTS. The Borrower shall from time to time on demand by the Agent prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Obligations (including all Dominion of Funds Loans) shall be less than or equal to the Maximum Loan Available Amount.

      (c) DOMINION OF FUNDS LOAN MANDATORY PREPAYMENTS. The Borrower shall from time to time prepay the Dominion of Funds Loans in accordance with the terms and conditions of the Dominion of Funds Loan Documents. The provisions of this subsection are cumulative of and in addition to the requirements of SUBSECTION 3.2(B) above.

4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

      4.1   PAYMENTS.

            (a) INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable on the Interest Payment Dates (as defined in the Interest Rate Annex).

            (b) PAYMENTS; INTEREST RATE ANNEX. The Borrower shall pay all amounts required to be paid pursuant to the Interest Rate Annex, the Notes and the other Loan Documents as and when due.

            (c) PAYMENTS AND INTEREST ON REIMBURSEMENT OBLIGATIONS. The Borrower will pay to the Agent for the account of each Lender the amount of each Reimbursement Obligation promptly upon its incurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTIONS 5.1 and 5.2 have been satisfied, be paid with the proceeds of Loans. Subject to SECTION 11.7, the Borrower will pay to the Agent for the account of each Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by the Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

            (d) PAYMENT IN DOLLARS; TIMES. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be paid by the Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 10:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Lender, as the case may be.

            (e) PAYMENTS SPECIFIED. The Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by the Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds.

            (f) PAYMENTS ON BUSINESS DAYS. If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the Interest Rate Annex) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      4.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under SECTION 2 shall be made ratably from the Lenders on the basis of their respective Commitments, each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under SECTION 2.3 shall be applied, PRO RATA, according to the Lenders' respective Commitments;
(b) each payment by the Borrower of principal of or interest on the Loans shall be made to the Agent for the account of the Lenders PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by the Lenders, and
(c) if Comerica is the sole Issuer of a Letter of Credit or, in the case of a Dominion of Funds Loan, the Lenders (other than Comerica) shall purchase from Comerica participations in such Letter of Credit to the extent of their respective Commitment Percentages.

      4.3 CERTAIN ACTIONS, NOTICES, ETC. Notices to the Agent of any termination or reduction of Commitments and of borrowings and prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                              NUMBER OF
      NOTICE                              BUSINESS DAYS PRIOR

      Termination or
      Reduction of Commitments            5

      Borrowing at the Base Rate          same day
      (as defined in the Interest
      Rate Annex)

      Borrowing at the Eurodollar         3 Eurodollar Business Days (as
      Rate (as defined in the             defined in the Interest Rate
      Interest Rate Annex)                Annex)

      Letter of Credit issuance           5

      Loan (other than a Dominion of
      Funds Loan) repayment               same day

Each such notice of termination or reduction shall specify the aggregate amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The Agent shall promptly notify the affected Lenders of the contents of each such notice. Any selection of a Eurodollar Rate (as defined in the Interest Rate Annex) with respect to a Loan shall be subject to the advance notice requirements set forth in the Interest Rate Annex.

      4.4 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the Borrower and, if the Borrower fails to pay the amount thereof to the Agent forthwith upon demand, the Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period or (if the recipient is the Borrower) the Past Due Rate.

      4.5 SHARING OF PAYMENTS, ETC. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including any right of setoff or lien granted under SECTION 9.2), banker's or other lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any

Lender so purchasing a participation in the Loans made, Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' or other lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

5.    CONDITIONS PRECEDENT.

      5.1 INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender or any Issuer to make its initial Loans or issue or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the Agent:

            (a) CORPORATE ACTION AND STATUS. The Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than bylaws) of the Borrower and each of the Current Guarantors, and evidence satisfactory to the Agent of all corporate action taken by the Borrower and each of the Current Guarantors authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including a certificate of the secretary of each such party setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by the Borrower and each of the Borrower's Subsidiaries in each state where the failure in which to qualify would have a Material Adverse Effect.

            (b) INCUMBENCY. The Borrower, the Current Guarantors and each other Party shall have delivered to the Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. The Agent and each Lender may conclusively rely on such cer tificates until they receive notice in writing from the Borrower or any of its Subsidiaries or the appropriate Party to the contrary.

            (c) THE NOTES. The Agent shall have received the appropriate the Notes of the Borrower for each Lender, duly completed and executed.

            (d) LOAN DOCUMENTS. The Borrower, the Current Guarantors and each other Party shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as the Agent shall have requested) and each such Loan Document shall be in form satisfactory to Agent. Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as the Agent may approve.

            (e) SECURITY MATTERS. All such action as the Agent shall have requested to perfect the Liens created pursuant to the Security Documents shall have been taken, including the delivery to the Agent of all property with respect to which possession is necessary for the purpose of perfecting such Liens, together with the filing of appropriately completed and duly executed Uniform Commercial Code financing statements with appropriate Governmental Authorities. The Agent shall also have received evidence satisfactory to it that the Liens created by the Security Documents constitute first priority Liens, except for the exceptions expressly provided for herein, including Uniform Commercial Code search reports, satisfactory title evidence in form and substance acceptable to the Agent, and executed releases of any prior Liens (except as permitted by SECTION 8.2).

            (f) FEES AND EXPENSES. The Borrower shall have paid to the Agent all unpaid fees in the amounts previously agreed upon in writing among the Borrower and the Agent; and shall have in addition paid to the Agent all amounts payable under SECTION 11.3, on or before the date of this Agreement.

            (g) INSURANCE. The Borrower shall have delivered to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the Security Documents.

            (h) OPINION OF COUNSEL. The Agent shall have received an opinion of Dean Fisher, counsel to the Borrower, in form and substance reasonably satisfactory to the Agent.

            (i) CONSENTS. The Agent shall have received evidence satisfactory to it that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

            (j) OTHER DOCUMENTS. The Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request.

      5.2 ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance of all representations and warranties of the Borrower, its Subsidiaries and any other Party contained in this Agreement and the other Loan Documents; (b) to the performance by the Borrower, its Subsidiaries and each other Party of its respective obligations under the Loan Documents, and (c) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) (except in the case of a Dominion of Funds Loan) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 10:00 a.m. on the Business Day on which such Request for Extension of Credit must be given under SECTION 4.3, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as the Agent or any Lender may reasonably require; (d) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no event which has had a Material Adverse Effect; (e) no Default or Event of Default shall have occurred and be continuing; (f) the making of such Loan or the issuance of such Letter of Credit shall not be illegal or prohibited by any Legal Requirement, (g) in the case of a request for a Loan or the issuance of a Letter of Credit only, on or immediately prior to the date of such borrowing or issuance the Borrower shall have delivered to the Agent a Borrowing Base Certificate in accordance with SECTION 7.2 hereof; and (h) the Borrower shall have paid all fees and expenses of the type described in SECTION 11.3 and all other fees, which are owed to the Agent or any other Lender under the Loan Documents and accrued and unpaid through the date of such Loan or such issuance.

6.    REPRESENTATIONS AND WARRANTIES.

      To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit) to the Lenders and the Agent as follows:

      6.1 ORGANIZATION. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the state of its organization; (b) has all necessary corporate power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the State of its organization and in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

      6.2 FINANCIAL STATEMENTS. The financial statements (including a balance sheet) as to the Borrower and its Subsidiaries on a consolidated basis which were most recently delivered to Comerica under the Expiring Credit Facility or hereunder fairly present, in accordance with GAAP, the financial condition and the results of operations of the Borrower and its Subsidiaries as at the dates thereof. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Comerica through the Effective Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements provided to the Agent which are not so reflected.

      6.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents (a) have all been duly authorized by all necessary corporate action; (b) are within the corporate power and authority of the Parties; (c) do not and will not contravene or violate any Legal Requirement applicable to the Parties or the Organizational

Documents of the Parties, the contravention or violation of which could have a Material Adverse Effect on the business, condition (financial or otherwise), operations or Properties of any Party; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which the Parties or any of their respective Property may be bound or affected, and (e) do not and will not result in the creation of any Lien upon any Property of any of the Parties, except in favor of the Agent or as expressly contemplated therein. All necessary permits, registrations and consents for such execution, delivery and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever.

      6.4 OTHER DEBT. Neither the Borrower nor any of the Borrower's Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default could have a Material Adverse Effect.

      6.5 LITIGATION. Except as described on SCHEDULE 6.5, there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower or any of the Borrower's Subsidiaries, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any of the Borrower's Subsidiaries before or by any Governmental Authority. Neither the Borrower nor any of the Borrower's Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

      6.6 TITLE. The Borrower and each of the Borrower's Subsidiaries has good and indefeasible title to the Collateral pledged (or purported to be pledged) thereby pursuant to the Security Documents and all of its other material Property, free and clear of all Liens other than those permitted under SECTION 8.2.

      6.7 TAXES. The Borrower and the Borrower's Subsidiaries each has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established.

      6.8 REGULATIONS G, U AND X. None of the proceeds of any Obligation will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulation G, U and X of the Board of Governors of the Federal Reserve System, as either of them may be amended from time to time.

      6.9 SUBSIDIARIES. The Borrower has no Subsidiaries except EqualNet Corporation, a Delaware corporation, and TeleSource, Inc., a Texas corporation.

      6.10 NO UNTRUE OR MISLEADING STATEMENTS. No representation or warranty made by the Borrower or any of its Subsidiaries in any Loan Document and no document, instrument or other writing furnished to the Lenders by or on behalf of the Borrower, any of its Subsidiaries or any other Party in connection with the transactions contemplated in any Loan Document does or will contain any untrue material statement of fact or will omit to state any such fact (of which the Borrower, any of its Subsidiaries or any other Party has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading.

      6.11 ERISA. With respect to each Plan, the Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of the Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions and pay related expenses in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any property of the Borrower or any member of the Controlled Group. There are no Unfunded Liabilities with respect to any Plan. No "prohibited transaction", within the meaning of Section 4975 of the Code, has occurred with respect to any Plan which is not exempt and which would result in any material liability of the Borrower.

      6.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any of the Borrower's Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

      6.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of the Borrower's Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6.14 SOLVENCY. The Borrower and its Subsidiaries on a consolidated basis are not "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. ss. 24.001 et seq., as amended from time to time.

      6.15 FISCAL YEAR. The fiscal year of the Borrower ends on or about June
30.

      6.16 COMPLIANCE. The Borrower and the Borrower's Subsidiaries are each in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith does not or would not have a Material Adverse Effect.

      6.17 ENVIRONMENTAL MATTERS. The Borrower and the Borrower's Subsidiaries have obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which could reasonably be expected to have a Material Adverse Effect. The Borrower and the Borrower's Subsidiaries and their Properties, business and operations have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Borrower and the Borrower's Subsidiaries and their Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the best of their respective officers' knowledge (after making reasonable inquiry of the personnel and records of their respective Corporations), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the Effective Date which could reasonably be expected to have a Material Adverse Effect. None of the officers of any of the Borrower and the Borrower's Subsidiaries has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which could reasonably be expected to have a Material Adverse Effect. The Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of its Properties or the Properties of any of the Borrower's Subsidiaries which could reasonably be expected to have a Material Adverse Effect, for which the Borrower or the applicable Subsidiary of the Borrower has not made good faith provisions in its business plan and projections of financial performance.

      6.18 CERTIFICATE OF TITLE PROPERTY. None of the Collateral is subject to certificate of title laws.

7.    AFFIRMATIVE COVENANTS.

      The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and cause each of the Borrower's Subsidiaries to do, and if necessary cause to be done, each and all of the following:

      7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and reserves deemed adequate by the independent certified public accounting firm used by the Borrower to prepare the Annual Audited Financial Statements of the Borrower and the Borrower's Subsidiaries have been established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all States where such failure to qualify would have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which could have a Material Adverse Effect; and (d) cause

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
its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

      7.2 FINANCIAL STATEMENTS AND INFORMATION. Furnish to the Agent and the Lenders one copy of each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year 1995, Annual Audited Financial Statements of the Borrower and the Borrower's Subsidiaries together with unaudited consolidating financial statements of the Borrower and its Subsidiaries; (b) as soon as available and in any event within 45 days after the end of each calendar month of each fiscal year of the Borrower, Monthly Financial Statements of the Borrower and the Borrower's Subsidiaries; (c) concurrently with the financial statements provided for in SUBSECTIONS 7.2(A) and (B), such schedules, computations and other information, in reasonable detail, as may be required by the Agent or any Lender to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, chief financial officer or treasurer of the Borrower (or other authorized officer approved by the Agent) as true, correct and complete and, a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT F hereto, duly executed by such authorized officer, (d) (1) as of the Effective Date and (2) within 30 days after (i) the end of each calendar month or (ii) receipt of a request therefor (which may be given from time to time) from the Agent, a Borrowing Base Certificate as at the Effective Date or the last day of such calendar month or the date of such receipt, as the case may be, together with such supporting information as the Agent may reasonably request; (e) (1) as of the Effective Date and (2) within 30 days after (i) the end of each calendar month or (ii) receipt of a request therefor (which may be given from time to time) from the Agent, (y) a listing and aging of the Accounts of the Borrower and its Subsidiaries and (z) a listing and aging of the accounts payable of the Borrower and its Subsidiaries, in each case, as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as the Agent may request; and (f) such other information relating to the condition (financial or otherwise), operations, prospects or business of any of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Agent. Each delivery of a financial statement pursuant to this SECTION 7.2 shall constitute a republication of the representations contained in SECTION 6.2.

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
      7.3   FINANCIAL TESTS.  Have and maintain on a consolidated basis:

            (a) MAINTAIN DEBT TO TANGIBLE NET WORTH RATIO. A ratio of Indebtedness (including all Obligations) to Tangible Net Worth of not more than
5.00 to 1.00 at all times.

            (b) MAINTAIN DEBT TO NET WORTH RATIO. A ratio of Indebtedness (including all Obligations) to Net Worth of not more than 1.50 to 1.00 at all times.

            (c) MAINTAIN CURRENT RATIO. A Current Ratio of not less than 1.10 to
1.00 at all times.

            (d) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio of not less than 1.50 to 1.00 on June 30, 1996 and at all times thereafter.

            (e) DEBT TO EBITDA RATIO. A Debt to EBITDA Ratio of not less than
4.00 to 1.00 on June 30, 1996 and at all times thereafter.

      7.4 INSPECTION. Permit the Agent UPON 3 DAYS' PRIOR NOTICE (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as the Agent may reasonably desire.

      7.5 FURTHER ASSURANCES. Promptly execute and deliver, at the Borrower's expense, any and all other and further instruments which may be reasonably requested by the Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve protect and perfect the validity and priority of the security interests created by the Security Documents.

      7.6 BOOKS AND RECORDS. Maintain books of record and account in accordance with GAAP.

      7.7 INSURANCE. Maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and the Borrower's Subsidiaries operate or as the Agent may otherwise reasonably require (including business interruption insurance), and furnish the Agent satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. The Borrower shall cause the Agent to be named as a beneficiary of such insurance and shall provide the Agent with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any material manner without thirty (30) days' prior written notice to the

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
Agent. Wherever applicable, such insurance shall name the Agent as loss payee and/or mortgagee insured.

      7.8 NOTICE OF CERTAIN MATTERS. Give the Agent prompt written notice of the following:

      (a) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which might result in the initiation of any litigation, seeking any such injunction, order or other restraint;

      (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Federal, state, municipal or other Governmental Authority which may reasonably be expected to materially impair the right or the ability of either the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents or to carry on their business substantially as then conducted or materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Borrower or any of the Borrower's Subsidiaries;

      (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto; and

      (d) any development in the business or affairs of the Borrower or any of the Borrower's Subsidiaries which has had or which could have, in the reasonable judgment of the Borrower a Material Adverse Effect.

The Borrower will also notify the Agent in writing at least 30 days prior to the date that any Party changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

      7.9 CAPITAL ADEQUACY. Agrees that if any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this SECTION 7.9, upon demand by such

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
Lender (with a copy to the Agent), the Borrower (subject to SECTION 11.7) shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof shall be delivered as soon as practicable to the Borrower and shall be conclusive and binding, absent manifest error. The Borrower shall pay the amount shown as due on any such certificate within ten (10) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

      7.10 ERISA INFORMATION AND COMPLIANCE. Promptly furnish to the Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan,
(ii) if requested by the Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code for which the Borrower would have any liability, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action the Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by the Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by the Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, the Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA. The Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including annual reports; and (3) pay in a timely manner all required PBGC premiums.

      7.11 BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, maintain any accounts with any bank or other financial institution except for accounts with a

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
bank or other financial institution (other than a Lender) containing funds which do not exceed $100,000 in the aggregate, and except for the accounts with a Lender.

      7.12 LOCKBOX. Simultaneously herewith, the Borrower shall execute and maintain, and shall cause each of the Current Guarantors to execute and maintain, with the Agent (a) a lockbox agreement in Proper Form, pursuant to which, among other things, the Borrower and the Current Guarantors agree to direct the payment of all Accounts payable to the Current Guarantors to an account established at the Agent, and (b) any and all related documents as the Agent may require in its sole discretion.

      7.13 ADDITIONAL GUARANTIES AND SECURITY. Promptly cause each Corporation which becomes a Subsidiary of the Borrower after the date hereof to execute and deliver to the Agent for the benefit of the Lenders a Guaranty or a Joinder Agreement and an Additional Security Agreement (or, in the case of a Subsidiary organized under the laws of a jurisdiction other than the United States, a guaranty and a security agreement (or similar type agreement), each enforceable under the laws of such jurisdiction and in the jurisdictions in which the assets of such Subsidiary are located and otherwise in Proper Form), together with such related certificates, opinions and documents as the Agent or any Lender may reasonably require.

      7.14 ACCOUNTS AUDITS. Permit the Agent or its designee to, from time to time, conduct (but, so long as no Default has occurred which is still continuing, no more often than once during any fiscal year) an audit of the Accounts of the Borrower and its Subsidiaries. Prior to the occurrence of a Default or an Event of Default, such audits shall be at the expense of the Lenders. After the occurrence of a Default or an Event of Default and so long as it is occurring, such audits shall be at the expense of the Borrower. The Borrower further covenants and agrees that it will cooperate, and will cause its Subsidiaries to cooperate, with the Agent or such designee and provide the Agent or such designee access to all records, books and other information reasonably requested by Bank in connection with the Borrower and its Subsidiaries' Accounts.

8.    NEGATIVE COVENANTS.

      The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of the Borrower's Subsidiaries to, do any of the following:

      8.1 INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) the Obligations, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Agent and the Majority Lenders, (c) purchase money Indebtedness to acquire or lease Equipment not exceeding, in the aggregate at any time outstanding $5,000,000 which is owed directly to the vendor or supplier of such Equipment and which has not been assigned to a third-party lender, (d) existing indebtedness to the extent set forth on SCHEDULE 8.1 or SCHEDULE 8.3, and all renewals and extensions thereof (but not increases therein), (e) trade

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
indebtedness incurred and paid in the ordinary course of business, (f) contingent indebtedness to the extent permitted by SECTION 8.3, (g) Indebtedness secured by Permitted Liens, and (h) unsecured owner financing Indebtedness associated with the acquisition of new Subsidiaries to the extent that such Indebtedness would not cause the Borrower to violate the restrictions set forth in SECTION 8.4.

      8.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; PROVIDED, HOWEVER, that the Borrower or any of its Subsidiaries may create or suffer to exist: (a) Permitted Liens; (b) Liens securing purchase money Indebtedness permitted under SECTION 8.1(C) and covering only the property so purchased or leased; (c) the Liens described on SCHEDULE 8.2 hereof, and (d) extensions, renewals and replacements of Liens referred to in paragraphs (a) and (b) of this Section; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

      8.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed on SCHEDULE 8.3 (but not increases of such obligations after the Effective Date); (c) those liabilities permitted under SECTION 8.1, and (d) liabilities to AT&T Communications, Inc., Sprint Communications Company, L.P., any Affiliate of either thereof, or any other telecommunications access providers, with respect to agreements between such providers and any Subsidiary acquired subsequent to the Effective Date which are in effect on the date of acquisition of such Subsidiary, and which obligate such Subsidiary to purchase a minimum amount of access time (but not increases or renewals of such obligations after the Effective Date).

      8.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as (i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (iii) the Borrower or a Subsidiary of the Borrower (which must also be a Guarantor) is the surviving Person; (iv) the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party, and (v) the Agent is given at least 30 days' prior notice of such merger or consolidation; (c) sell, convey or lease all or any substantial part of its assets, except for sale of Inventory in the ordinary course of business and except for sales of Property (other than Inventory) in the ordinary course of the Borrower's or the applicable Borrower's Subsidiary's business; (d) pledge, transfer or otherwise dispose of any shares of capital stock of any Subsidiary of the Borrower or any Indebtedness of any Subsidiary of the Borrower, or permit any such Subsidiary to issue any additional shares of capital stock other than to the Borrower or to acquire any shares of capital stock of the Borrower or any Subsidiary of the Borrower, or (e) acquire all or substantially all of the assets of any Person or (except as expressly permitted by SECTION 8.8) any shares of stock of or similar interest in any other Person, in either case, for cash or for a note if the aggregate cash and note portion of the acquisition price related to any one or a series of related transactions is greater than $2,500,000, of if the aggregate amount of the cash and note portion of all such acquisitions during any fiscal year of the Borrower would be in excess of $10,000,000.

      8.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock; (b) pay any dividend or (c) make any other distribution of any Property or cash to stockholders as such.

      8.6 NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

      8.7 TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any officer, director or holder of any outstanding capital stock of the Borrower or any of its Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

      8.8 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (a) Permitted Investments and (b) normal and reasonable advances in the ordinary course of business to officers and employees.

      8.9 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement any of its Organizational Documents if such action could reasonably be expected to materially and adversely affect any Collateral, Loan or Obligation or the abilities of any of the Parties to perform their respective Obligations under any Loan Document, unless such action shall be consented to in writing by the Agent.

      8.10 UNFUNDED LIABILITIES. Incur any Unfunded Liabilities or allow any Unfunded Liabilities to arise or exist.

      8.11 FISCAL YEAR. Change (and will not permit any of the Borrower's Subsidiaries to change) its fiscal year.

      8.12 CAPITAL EXPENDITURES. Make Capital Expenditures on a consolidated basis in excess of $8,500,000 during any fiscal year of the Borrower beginning with the Borrower's 1996 fiscal year.

      8.13 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to Indebtedness of other creditors of such Person.

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
      8.14 KEY AGREEMENT AMENDMENTS. Amend, modify or grant a waiver of any provision of any of the Key Agreements if such amendment, modification or waiver could have a material adverse effect, in the opinion of the Majority Lenders, on the Lenders, any Collateral, any Loan or Letter of Credit or on the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents unless the same is consented to in writing by the Agent and the Majority Lenders.

9.    DEFAULTS.

      9.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur, then the Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to the Borrower or any other Person, declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Commitments; (2) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the case of the occurrence of an Event of Default with respect to the Borrower or any of its Subsidiaries referred to in CLAUSE
(F), (G) OR (H) of this SECTION 9.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower, and (3) exercise any or other rights and remedies available to the Agent or any of the Lenders under the Loan Documents, at law or in equity:

            (a) PAYMENTS - the Borrower or any other Party fails to make any payment or required prepayment of principal or accrued interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due; or

            (b) OTHER OBLIGATIONS - the Borrower or any of the Borrower's Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $50,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

            (c) REPRESENTATIONS AND WARRANTIES - any representation or warranty made or deemed made by or on behalf of the Borrower, any of the Borrower's Subsidiaries or any other Party in this Agreement or any other Loan Document or in any writing, statement, certificate or data furnished or made by the Borrower, such Subsidiary or any other Party to the Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified; or

            (d) AFFIRMATIVE COVENANTS - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in SECTIONS 7.3, 7.4 OR 7.8, (ii) the Borrower or any of the Borrower's Subsidiaries shall permit any of the insurance required under the Loan Documents to lapse, or (iii) default is made in the due observance or performance of any of the other covenants and agreements contained in
      SECTION 7 or any other affirmative covenant of the Borrower, any of the Borrower's Subsidiaries or any other Party contained in this Agreement or any other Loan Document and such default continues unremedied for a period of five (5) Business Days after (x) notice thereof is given by the Agent to the Borrower (such grace period to run concurrently with, and not in addition to, any other grace periods provided for in any of the other Loan Documents with respect to the same Default) or (y) such default otherwise becomes known to the Borrower, whichever is earlier; or

            (e) NEGATIVE COVENANTS - default is made in the due observance or performance by the Borrower or any other Party of any of the other covenants or agreements contained in SECTION 8 of this Agreement or of any other negative covenant of the Borrower or any other Party contained in this Agreement or any other Loan Document; or

            (f) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS - a receiver, conservator, liquidator or trustee of the Borrower or any of the Borrower's Subsidiaries or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 30 days; or the Borrower or any of the Borrower's Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against the Borrower or any of the Borrower's Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

            (g) VOLUNTARY PETITIONS OR CONSENTS - the Borrower or any of the Borrower's Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

            (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS OR ADMISSIONS OF INSOLVENCY
      - the Borrower or any of the Borrower's Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or such Subsidiary or of all or any substantial part of its Property; or

            (i) UNDISCHARGED JUDGMENTS - a final judgment or judgments for the payment of money exceeding, in the aggregate, $100,000 is rendered by any Governmental Authority against the Borrower or any of the Borrower's Subsidiaries and the Borrower or such Subsidiary does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

            (j) SECURITY DOCUMENTS - any Security Document for any reason ceases to create a valid and perfected first-priority Lien on any of the Collateral purported to be covered thereby, or the Borrower or any of the Borrower's Subsidiaries (or any other Person who may have granted or purported to grant such Lien) will so state in writing; or

            (k) COLLATERAL - the sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement or any Security Document) of any of the Collateral; or the making of any levy, seizure or attachment of or on any material portion of the Collateral if such levy, seizure or attachment is not released or effectively stayed within 10 days after its effectiveness; or the loss, theft, substantial damage or destruction of any material portion of the Collateral not covered by insurance; or

            (l) ATTACHMENT - the Borrower or any of the Borrower's Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

            (m) CONCEALMENT - the Borrower or any of the Borrower's Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, insolvency or similar law; or shall have made any transfer of its

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
      Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

            (n) CHANGE OF CONTROL - Any two of Marc Smith, Zane Russell and Michael Hlinak shall cease to serve as officers of the Borrower in substantially the same capacities as they are presently serving.

            (o) NO LOSS - the Borrower and its Subsidiaries on a consolidated basis shall have a net loss (determined in accordance with GAAP) from operations for any fiscal quarter of the Borrower.

      9.2 RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to the Borrower or any of the Guarantors by their execution of a Guaranty or a Joinder Agreement) (any such notice being expressly waived by the Borrower and the Guarantors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by the Borrower or such Guarantor for the benefit of Persons which are not Affiliates of the Borrower or any of the Guarantors, whether or not such setoff results in any loss of interest or other penalty, and including all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any such Guarantor against any and all of the Obligations irrespective of whether or not such Lender or the Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Each of the Borrower and the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Lenders, as security for payment of all Loans and Reimbursement Obligations, all such deposits, funds or property of the Borrower. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Borrower or the applicable Guarantor PRO RATA in accordance with their Commitments. Each Lender agrees to promptly notify the Borrower or the applicable Guarantor and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. This Section is subject to the terms and provisions of SECTIONS 4.5 and 11.7.

      9.3 COLLATERAL ACCOUNT. The Borrower hereby agrees, in addition to the provisions of SECTION 9.1, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent or the Majority Lenders (through the Agent), pay to the Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of the Borrower, which funds shall be held by the Agent as Cover.

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
      9.4 PRESERVATION OF SECURITY FOR UNMATURED REIMBURSEMENT OBLIGATIONS. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to the Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes and all other amounts secured by the Security Documents, any Letters of Credit shall remain outstanding and undrawn upon, the Agent shall be entitled to hold (and the Borrower hereby or by its execution of a Loan Document grant and convey to the Agent a security interest in and to) all cash or other property ("PROCEEDS OF REMEDIES") realized or arising out of the exercise by the Agent of any rights available to it under the Loan Documents, at law or in equity, including the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall be held for the ratable benefit of the Lenders. Such Proceeds of Remedies shall constitute "Collateral" for all purposes under the terms and provisions of the Security Documents, and the rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the Security Documents. The Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as the Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Lender's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. The Borrower agrees to execute and deliver (or cause to be executed and delivered) to the Agent and the Lenders such security agreements, pledges or other documents as the Agent or any of the Lenders may, from time to time, require to perfect the pledge, Lien and security interest in and to any such Proceeds of Remedies provided for in this Section. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement.

      9.5 REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10.   THE AGENT.

      10.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (the "Agent" as used in this SECTION 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the

Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (e) shall not be bound by or obliged to recognize any agreement among or between the Borrower or any other Party and any Lender, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that the Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and the Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

      10.2 RELIANCE. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Pursuant to instructions of the Majority Lenders, the Agent shall have the authority to execute releases of the Security Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Loan Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      10.3 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that the Agent receives such a Notice of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 10.7) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

      10.4 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made and Letter of Credit Liabilities, Comerica in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      10.5 INDEMNIFICATION. The Lenders agree to indemnify the Agent each (to the extent not reimbursed under SECTION 2.2(C), SECTION 11.3 or SECTION 11.4, but without limiting the obligations of the Borrower under said SECTIONS 2.2(C),
11.3 and 11.4), ratably in accordance with the sum of the Lenders' respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature

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
whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE
NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under SECTIONS 2.2(C), 11.3 and 11.4, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this SECTION 10.5 shall survive the termination of this Agreement and the repayment of the Obligations.

      10.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their Affiliates) which may come into the possession of the Agent.

      10.7 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, under the Letters of Credit or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION
10.5 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      10.8 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders

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
shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to the Borrower its Principal Office referred to in SECTION 3.1 and SECTION 4. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      10.9 NO PARTNERSHIP. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

11.   MISCELLANEOUS.

      11.1 WAIVER. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

      11.2 NOTICES. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party, at such other address as shall be designated by such party in a notice to the Borrower and the Agent given in accordance with this SECTION 11.2. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telex or telecopier, delivered to the telegraph or cable office, (ii) personally delivered (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or
(iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

      11.3 EXPENSES, ETC. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrower shall pay or reimburse on demand (a) the Agent for paying the reasonable fees and expenses of legal counsel to the Agent, together with the reasonable fees and expenses of each local counsel to the Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits, annexes and schedules hereto), the Security Documents and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) the Agent for any lien search fees, collateral audit fees, appraisal fees, survey fees, environmental study fees, and title insurance costs and premiums required in connection with any of the Loan Documents; (c) the Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) the Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) the Agent or any Lender for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein, and (f) any Lender or the Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, to protect the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of such Lender or Agent under this Agreement or any other Loan Document, including reasonable fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in ss. 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to ss. 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount until the date of reimbursement to such Lender or Agent.

      11.4 INDEMNIFICATION. The Borrower shall indemnify each of the Agent, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by the

                                      46
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Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by the Borrower of this Agreement or any other Loan Document or the breach by any other Party of any Loan Document; (iii) violation by the Borrower or any other Party of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and the Borrower shall reimburse the Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding, or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any; PROVIDED, HOWEVER, that the Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

      11.5 AMENDMENTS, ETC. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against the Borrower unless the same shall be agreed or consented to in writing by the Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in SECTION 9.1(A); (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in SECTIONS 2.2(C), 7.9, 11.3 OR 11.4 or this SECTION 11.5;
(f) increase any of the fixed percentages to be multiplied by the aggregate amounts of the components comprising the Borrowing Base that are described in
(i) and (ii) of the definition of Borrowing Base herein; (g) release any Guarantor from any Guaranty; (h) change the definition of "Majority Lenders" contained herein, or (i) release any material portion of the security for the Obligations. To the extent that the Agent requests in writing any Lender to agree or consent in writing to a proposed amendment, modification or waiver of any provision of this Agreement, the Notes or any Loan Document or to a consent to any departure by the Borrower therefrom, such Lender shall have 15 Business Days from the date of the Agent's giving of such request in accordance with
SECTION 11.2 to give to the Agent its approval or disapproval in writing of such proposed amendment, modification, waiver or consent. Notwithstanding anything in this

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SECTION 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to SECTION 10 without the consent of the Agent to the extent it affects the Agent.

      11.6  SUCCESSORS AND ASSIGNS.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its the Notes or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of the Loan Documents (including the Interest Rate Annex) shall inure to the benefit of each purchaser of a participation; PROVIDED, HOWEVER, the PRO RATA treatment of payments, as described in SECTION 22, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and (iii) the release of the Liens on any of the Collateral.

      (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) the aggregate amount of the Commitments of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000 (or such other amount the Borrower and the Majority Agents may agree); (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower must each give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance an Assignment and Acceptance in the form of EXHIBIT G hereto (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or the Notes subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the

Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

      (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

      (d) The entries in the records of the Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person the name of which is recorded in the books and records of the Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

      (e) Upon the Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or the Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered the Notes new the Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new the Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new the Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered the Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered the Notes shall be marked renewed and substituted and the originals thereof delivered to the Borrower (with copies, certified by the Borrower as true, correct and complete, to be retained by the Agent).

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

      11.7 LIMITATION OF INTEREST. The Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this SECTION 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. On each day, if any, that the interest rate (the "STATED RATE") called for under this Agreement or any other Loan Document exceeds the Ceiling Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Ceiling Rate for that day, and shall remain fixed at the Ceiling Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Ceiling Rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including SECTION 9.1) which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

      11.8 SURVIVAL. The obligations of the Borrower under SECTIONS 2.2(C), 2.2(D), 7.9, 11.3 AND 11.4 and all other obligations of the Borrower in any other Loan Document (to the extent stated therein), and the obligations of the Lenders under SECTION 10.5 and 11.7, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

      11.9 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

      11.11 GOVERNING LAW. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      11.12 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

      11.13 TAX FORMS. With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Borrower or the Agent, such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Lender and the Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

      11.14 VENUE. The Borrower hereby irrevocably (a) agrees that any legal proceeding against the Agent or any Lender arising out of or in connection with the Loan Documents shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "HOUSTON COURTS"); (b) submits to the non-exclusive jurisdiction of the Houston Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Loan Documents or any transaction contemplated thereby by service of process as provided by Texas law; (d) WAIVES, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Loan Document or the transactions contemplated thereby in the Houston Courts; and (e) WAIVES any claim that any such suit, action or proceeding in any Houston Court has been brought in an inconvenient forum. All of the obligations of the Borrower under the Loan Documents are performable in Harris County, Texas. Nothing herein shall affect the right of the Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions in any manner provided by law.

      11.15 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRAIL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH BORROWER AND BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                EQUALNET HOLDING CORP.


                                By:  /s/ ZANE RUSSELL
                                Name:    Zane Russell
                                Title:   Chief Executive Officer

                                Address for Notices:

                                EqualNet Plaza
                                1250 Wood Branch Park Drive
                                Houston, Texas 77079
                                Telecopy No.: (713)

                                COMERICA BANK-TEXAS, a Texas banking
                                association, as Agent and as a Lender


                                By:  /s/ MARK H. METCALFE
                                Name:    Mark H. Metcalfe
                                Title:   Vice President

                                Address for Notices:

Commitment:                     910 Louisiana, 4th Floor
                                Houston, Texas   77002
$18,000,000                     Attention:  Mark Metcalfe
                                Telecopy No.: (713) 722-6550

                                with a copy to:

                                Comerica Bank - Texas
                                1601 Elm Street
                                Dallas, Texas  775201
                                Attention: Gary W. Orr, Executive Vice President

                                FIRST INTERSTATE BANK OF TEXAS,
                                N. A., a national banking association


                                By:  /s/ KENNETH TEUSINK
                                Name:    Kenneth Teusink
                                Title:   Vice President

                                Address for Notices:

Commitment:                     1000 Louisiana
                                Houston, Texas   77002
$7,000,000

                       AMENDMENT TO SECURED LOAN AGREEMENT

        THIS AMENDMENT TO SECURED LOAN AGREEMENT (hereinafter referred to as the "AMENDMENT") is made and entered into on this 21st day of February 1996, to be effective as of February 21, 1996 by and between EQUALNET HOLDING CORP., a Texas (hereinafter referred to as "BORROWER"), and COMERICA BANK-TEXAS, a Texas state banking association, as agent for the Lenders (hereinafter referred to as "BANK").

                                    RECITALS

        A. Borrower and Bank have entered into (i) that certain Secured Loan Agreement, dated November 30, 1995, (hereinafter collectively referred to as the "AGREEMENT".

        B. Borrower and Bank desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 10.1. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

        Section 2.01.   AMENDMENT TO PARAGRAPH (A) OF SECTION 2.2.  Paragraph
(a) of SECTION 2.2 of the Agreement is hereby amended by deleting therefrom the dollar amount "$500,000" and substituting therefor the dollar amount "$1,500,000."

                                   ARTICLE III
                            CONSIDERATIONS PRECEDENT

        Section 3.01 CONDITIONS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Bank:

        (a) Bank shall have received from Borrower duly executed copies of this Amendment, in form and substance satisfactory to Bank, in its sole discretion;

        (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other document, instrument and agreement executed in connection with or relating to the Agreement or this Amendment (hereinafter individually referred to as a "LOAN DOCUMENT" and collectively referred to as the "LOAN DOCUMENTS") shall be true and correct as of the date hereof, as if made on the date hereof;

        (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Bank; and

        (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Bank.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        Section 4.01. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        Section 4.02. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date,
(iii) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and (iv) Borrower has not amended its Articles of Incorporation or Bylaws since the date of execution of the Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

        Section 5.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

        Section 5.02. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

        Section 5.03. EXPENSES OF BANK. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Bank's legal counsel.

        Section 5.04. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        SECTION 5.05. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        Section 5.06. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

        Section 5.07. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        Section 5.08. EFFECT OF WAIVER. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

        Section 5.09. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 5.10. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be executed on the date first written above by their duly authorized officers.

                                            BORROWER:
                                            EQUALNET HOLDING CORP.



                                            By:     ZANE RUSSELL
                                                    --------------------------
                                                    Zane Russell
                                                    Chief Executive Officer

                                            BANK:
                                            COMERICA BANK - TEXAS



                                            By:     MARK H. METCALFE
                                                    ---------------------------
                                                    Mark H. Metcalfe
                                                    Vice President

                                            FIRST INTERSTATE BANK OF TEXAS, N.A.



                                            By:     KENNETH G. TEUSINK
                                                    ---------------------------
                                                    Kenneth G. Teusink
                                                    Vice President

                              SECOND AMENDMENT TO
                               CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of March 20, 1996, by and among EQUALNET HOLDING CORP., a Texas corporation (the "BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), and COMERICA BANK-TEXAS, a Texas banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

RECITALS:

      A. Borrower, Agent and Lenders entered into a Credit Agreement dated as of November 30, 1995 (as the same may have heretofore been amended, restated, modified or supplemented, the "CREDIT AGREEMENT").

      B. Borrower has requested Agent and Lenders to amend the Maximum Loan Available Amount definition contained in the Credit Agreement to include the value of the investment securities contained in an trading account at Merrill Lynch Pierce Fenner & Smith Incorporated owned by Zane Russell and wife, Dina Russell (the "PLEDGORS").

      C. Borrower, Agent and Lenders now enter into this Amendment to evidence their agreements as the matters described above, all of which is more fully described hereinbelow, which such provisions contained below shall control over any inconsistencies with the foregoing recitals.

AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      1. MAXIMUM LOAN AVAILABLE AMOUNT AMENDED. The definition of Maximum Loan Available Amount contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "MAXIMUM LOAN AVAILABLE AMOUNT shall mean, at any date, an amount equal to the lesser of (i) the aggregate of the Commitments or (ii) the sum of the Borrowing Base PLUS the lesser of (1) the Pledged Account Value and (2) $500,000; all as of such date."

      2. SECURITY AGREEMENTS AMENDED. The definition of Security Agreements contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "SECURITY AGREEMENTS shall mean, collectively, (i) the Security Agreements dated as of the Effective Date executed among the Borrower and the Agent covering the Borrower's Accounts and Inventory and securing the Obligations, (ii) the Security Agreement dated as of the Effective Date executed among the Subsidiaries and the Agent covering their respective Accounts and Inventory, and securing the Obligations arising under their respective Guaranties, (iii) any and all security agreements now or hereafter executed by any Party in favor of the Agent, as any of them may from time to time be amended, modified, restated or supplemented, and (iv) the Security Agreement dated as of March 20, 1996, executed and delivered by Zane Russell and wife, Dina Russell, covering, among other property more fully described therein, the Pledged Account, together with any and all account control agreements executed in connection with said Security Agreement, and all substitutions for and replacements of any of the foregoing."

      3. DEFINITIONS ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definition:

      "PLEDGED ACCOUNT" shall mean that certain trading account number 443-27939 maintained by Zane Russell and wife, Dina Russell, with Merrill Lynch Pierce Fenner & Smith Incorporated.

      "PLEDGED ACCOUNT VALUE shall mean, as of any date of determination, the sum of (a) 95% of the market value of the CMA Account in the Pledged Account PLUS (b) 80% of the market value of municipal bonds in the Pledged Account rated "AAA" by Standard and Poor's Corporation PLUS 70% of market value of all equity securities in the Pledged Account traded on the New York Stock Exchange PLUS 60% of the market value of equity securities in the Pledged Account traded on NASDAQ; all as of such date."

      4. NO DEFAULT. Borrower hereby warrants and represents to Agent and Lenders that no Default or Event of Default has occurred and is continuing.

      5. CERTAIN DEFINITIONS AND REFERENCES. Terms used but not herein which are defined in the Credit Agreement (as amended hereby) or in the other Loan Documents shall have the meanings herein ascribed to them therein. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement," as used in the other Loan Documents or any other instrument, document or writing furnished to Agent or any Lender by Borrower shall mean the Credit Agreement as hereby amended.

      6. EXPENSES; INDEMNIFICATION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WILL PAY ALL COSTS AND EXPENSES AND REIMBURSE AGENT AND LENDERS FOR ANY AND ALL EXPENDITURES OF EVERY CHARACTER INCURRED OR EXPENDED FROM TIME TO TIME, REGARDLESS OF WHETHER A DEFAULT HAS OCCURRED, IN CONNECTION WITH THE PREPARATION, NEGOTIATION,

DOCUMENTATION, RECORDING, CLOSING, RENEWAL, REVISION, MODIFICATION, INCREASE, REVIEW OR RESTRUCTURING OF THIS AMENDMENT.

      7. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in the Credit Agreement as amended by this Amendment, the Notes or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Notes, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Notes or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Notes ever exceed the Ceiling Rate. In this connection, the parties hereto expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Notes shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on any Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of such Note shall credit against the principal of such Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on such Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of any Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of such Note, so that the interest rate is uniform throughout the full term of such Note. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, among Borrower and Agent and Lenders.

      8. BUSINESS LOANS. Borrower warrants and represents to Agent and Lenders and all other holders of the Notes that all loans evidenced by the Notes are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

      9. LIEN CONTINUATION; MISCELLANEOUS. The Liens are hereby ratified and confirmed as securing and continuing to secure the payment of the Notes, as if it were originally described as "Indebtedness" (as defined in and) under each of the Security Agreements. Nothing herein shall in any manner diminish, impair or extinguish the Notes, any of the other Loan Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Notes or any of the other Loan Documents (or any earlier modification of any of them) and this Amendment, this Amendment shall control. Except as hereby expressly modified, all terms of the Notes and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Amendment (a) shall bind and benefit Borrower and, except as herein expressly limited, Agent and Lenders, and their respective receivers, trustees, successors and assigns (PROVIDED, that Borrower may not assign its rights hereunder without the prior written consent of Agent and Lenders); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements among any of them with respect to the transactions contemplated by the Loan Documents which have not been incorporated in this Amendment or in the Loan Documents. If any provision of this Amendment should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected thereby. Each waiver in this Amendment is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent and Lenders for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it. The headings in this Amendment shall be accorded no significance in interpreting it. EACH OF BORROWER AND GUARANTORS, BY THEIR JOINDER HEREIN, HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER AGENT AND LENDERS AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN

DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

      THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   EQUALNET HOLDING CORP., a Texas corporation


                              By:
                              Name:
                              Title:

                   COMERICA BANK-TEXAS, a Texas banking
                   association, as Agent and as a Lender


                              By:
                              Name:
                              Title:

                   FIRST INTERSTATE BANK OF TEXAS,
                   N. A., a national banking association

                              By:
                              Name:
                              Title:

                              GUARANTORS' CONSENTS

Guarantors hereby join in this Amendment to evidence Guarantors' consent to execution by Borrower and the Agent and Lenders of this Amendment, to confirm that the Guaranties apply and shall continue to apply to the Credit Agreement (as amended hereby), and the other Loan Documents and to acknowledge that without such consent and confirmation, Agent and Lenders would not execute this Amendment or otherwise consent to the amendments set forth herein.

      EXECUTED effective as of the date first set forth above.


                   EQUALNET CORPORATION, a Delaware corporation


                              By:
                              Name:
                              Title:

                   TELESOURCE, INC., a Texas corporation


                              By:
                              Name:
                              Title:

                              THIRD AMENDMENT TO
                               CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of , 1996, by and among EQUALNET HOLDING CORP., a Texas corporation (the "BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), and COMERICA BANK- TEXAS, a Texas banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

RECITALS:

      A. Borrower, Agent and Lenders entered into a Credit Agreement dated as of November 30, 1995 (as the same may have heretofore been amended, restated, modified or supplemented, the "CREDIT AGREEMENT").

      B. Borrower has requested Agent and Lenders to (a) waive defaults under certain covenants set forth in the Credit Agreement, (b) permanently reduce the aggregate amount of the Commitments, (c) modify the definitions of Eligible Accounts, Maximum Loan Available Amount and Borrowing Base and other provisions related to the determination of the Borrowing Base, (d) modify the right of the Borrower to request the issuance of Letters of Credit, (e) modify the rate at which interest on the Indebtedness evidenced or governed by the Loan Documents accrues, including elimination of Eurodollar Rate option, (f) modify certain financial covenants, (g) delete certain definitions and add others, and (h) make certain other changes to the Credit Agreement and the other Loan Documents.

      C. Borrower, Agent and Lenders now enter into this Amendment to evidence their agreements as the matters described above, all of which is more fully described hereinbelow, which such provisions contained below shall control over any inconsistencies with the foregoing recitals.

AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      1. COMMITMENTS REDUCED. Each Lender's Commitment is hereby irrevocably reduced to the amount set forth opposite such Lender's name on the signature pages hereof.

      2. MAXIMUM LOAN AVAILABLE AMOUNT AMENDED. The definition of Maximum Loan Available Amount contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "MAXIMUM LOAN AVAILABLE AMOUNT shall mean, at any date, an amount equal to the lesser of (i) the aggregate of the Commitments or (ii) the Borrowing Base."

      3. BORROWING BASE AMENDED. The definition of Borrowing Base contained in
Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase "85% of" where it appears therein and substituting therefor the phrase "the Applicable Borrowing Base Percentage as of such date times."

      4. ELIGIBLE ACCOUNTS AMENDED. The definition of Eligible Accounts contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "ELIGIBLE ACCOUNTS shall mean, as at any date of determination thereof, each Account of the Borrower or any of its Subsidiaries which is subject to a Security Document and on which the Agent shall have a first-priority perfected Lien, which Account is at said date payable to the Borrower or any of its Subsidiaries and which complies with the following requirements: (a) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Security Documents; (e) it is evidenced by an invoice submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the applicable invoice; (g) if such date is on or after August 5, 1996, and if the applicable account debtor is one which is no longer being serviced by the Borrower, the applicable account debtor does not have any other Accounts owed to the Borrower or any of its Subsidiaries which remain unpaid beyond 90 days after the date of the applicable invoice; (h) not more than (1) 75% (if such date is on or after July 5, 1996 but prior to August 5, 1996), (2) 50% (if such date is on or after August 5, 1996 but prior to September 5, 1996) or (3) 25% (if such date is on or after September 5,
      1996), of the other Accounts of the applicable account debtor or any of its Affiliates owed in the aggregate to the Borrower or any of its Subsidiaries fail to satisfy all of the requirements of an "Eligible Account"; (i) it does not arise out of transactions with an employee, officer, agent, director or stockholder of the Borrower or any of its Subsidiaries or any Affiliate of the Borrower or any of its Subsidiaries, other than Accounts approved in writing by the Agent; (j) the applicable account debtor is not one who the Agent has, in the exercise of its sole discretion, determined to be (based on such factors as the Agent deems appropriate), and has given notice of such determination to the Borrower, an ineligible account debtor; PROVIDED, HOWEVER, than any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate prior to the giving of such notice by Agent and which meets each and every other requirement under this Agreement for the denomination of such Account as an "Eligible Account," and (k) each of the representations and warranties set forth in the Security Documents executed by the Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of the Agent, made in good faith, shall be conclusive and binding, absent manifest error."

      5.    INTEREST RATES AMENDED.

            (a) The option of the Borrower to have the unpaid principal balance of the Loans bear interest at the Eurodollar Rate is hereby irrevocably terminated. Upon the expiration of any Eurodollar Rate Borrowing Interest Period currently in effect on the date hereof, the applicable Eurodollar Rate Borrowing shall automatically be converted to a Base Rate Borrowing.

            (b) The definition of Base Rate contained in the Interest Rate Annex is hereby amended effective as of June 1, 1996, by deleting therefrom clause (1) of the first sentence thereof and substituting therefor the following:

            "(1) the Prime Rate for that day plus three percent (3%) and".

      6. DEFERRED INTEREST PAYMENTS. Notwithstanding anything contained in the Credit Agreement, as amended hereby, to the contrary, on each Interest Payment Date (as that term is defined in the Interest Rate Annex) occurring after May 31, 1996 and prior to October 1, 1996 (and subject to Section 11.7 of the Credit Agreement), payments of interest on Base Rate Borrowings shall be made as if the Base Rate in effect on each day during the calendar month to which such Interest Payment Date relates was equal to the Prime Rate for such day plus one percent (1%). All interest so deferred which has accrued to October 1, 1996 and which has not otherwise been paid shall be due and payable on such day.

      7. DELIVERY TIMES EXTENDED. Section 7.2(d) of the Credit Agreement is hereby amended by deleting therefrom the number "30" where it appears therein and substituting therefor the number "35".

      8. LETTER OF CREDIT FACILITY AMENDED. Section 2.2(a) of the Credit Agreement is hereby amended to provide that the aggregate Letter of Credit Liabilities shall never exceed $250,000 after the date hereof. In addition,
Section 2.2(b) of the Credit Agreement is hereby amended to provide that any and all Letters of Credit issued by the Issuer after the date hereof shall be fully Covered or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to the Agent in its sole discretion.

      9. DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definition:

      "APPLICABLE BORROWING BASE PERCENTAGE shall mean on any day occurring on or prior to October 5, 1996, 85%, on any day occurring after October 5, but prior to or on November 5, 1996, 80%, and on any day thereafter, 75%."

      10. DEFINITIONS DELETED. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Pledged Account" and "Pledged Account Value."

      11. FINANCIAL TESTS AMENDED. Section 7.3 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "7.3  FINANCIAL TESTS.  Have and maintain on a consolidated basis:

            "(a) MAINTAIN DEBT TO TANGIBLE NET WORTH RATIO. A ratio of Indebtedness (including all Obligations) to Tangible Net Worth of not more than (i) 13.00 to 1.00 at all times on or before April 30, 1996, (ii)
      12.00 to 1.00 at all times from and including May 1, 1996 through and including May 31, 1996, (iii) 10.00 to 1.00 at all times from including June 1, 1996 through and including June 30, 1996, (iv) 9.00 to 1.00 at all times from and including July 1, 1996 through and including July 31, 1996, and (v) 8.00 to 1.00 from including August 1, 1996 and at all time thereafter.

            "(b) MAINTAIN DEBT TO NET WORTH RATIO. A ratio of Indebtedness (including all Obligations) to Net Worth of not more than 1.90 to 1.00 prior to and on September 30, 1996 and 1.50 to 1.00 at all times thereafter.

            "(c) MAINTAIN CURRENT RATIO. A Current Ratio of not less than 1.10 to 1.00 at all times. For purposes of calculation of the Current Ratio, Current

      Liabilities shall not include any of the Indebtedness arising pursuant to or under the Credit Agreement and the other Loan Documents.

            "(d) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio of not less than 0.275 to 1.00 at all times prior to and on September 30, 1996 and 1.50 to 1.00 at all times thereafter.

            "(e) DEBT TO EBITDA RATIO. A Debt to EBITDA Ratio of not more than
      12.25 to 1.00 prior to and on September 30, 1996 and 4.00 to 1.00 at all times thereafter."

      12. PURCHASE MONEY INDEBTEDNESS; SECURITY. Section 8.1 of the Credit Agreement is hereby deemed amended to provide that after the date hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, incur any additional purchase money indebtedness after the date of this Amendment. In addition, clause (b) of Section 8.2 of the Credit Agreement is hereby deemed amended to provide that no additional Liens may be granted to secure purchase money security indebtedness not already in existence as of the date of this Amendment.

      13. NO CASH ACQUISITIONS. Section 8.4 of the Credit Agreement is hereby amended by deleting therefrom clause (e) in its entirety.

      14. NO LOSS DEFAULT AMENDED. Section 9.1(o) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "(o) NO LOSS - the Borrower and its Subsidiaries on a consolidated basis shall have a net loss (determined in accordance with GAAP) from operations for the six (6) consecutive calendar months ending on September 30, 1996 in excess of $1,900,000 in the aggregate, or shall have a net loss (determined in accordance with GAAP) from operations for any fiscal quarter of the Borrower ending thereafter."

      15. WAIVER OF CERTAIN DEFAULTS. The Bank hereby waives the occurrence of any Default or Event of Default which has occurred through April 30, 1996 (but not thereafter) and of which the Bank has received written notice from the Borrower, under the provisions of Section 7.3 or Section 9.1(o) of the Credit Agreement.

      16. JOINDER EFFECTED. Pursuant to Section 7.13 of the Credit Agreement, the Borrower shall cause, simultaneously with its execution and delivery of this Amendment, EqualNet Wholesale Services, Inc. ("WHOLESALE"), a Delaware corporation, a Subsidiary of the Borrower, to execute and deliver to the Agent a Joinder Agreement and an Additional Security Agreement, in Proper Form, together with any and all related Financing Statements, certificates of the

Secretary or Assistant Secretary of Wholesale as to the execution and delivery thereof and any and all other related documents required by the Agent.

      17. RESTRUCTURE FEE. In consideration, among other consideration, for the Agent and the Banks entering into this Amendment, the Borrower hereby agrees to pay to the Agent for distribution to the Lenders a restructure fee in the amount of $50,000, which shall be due and payable on the date hereof. Upon receipt of said restructure fee, the Agent shall distribute the same to Lenders in accordance with their respective Commitment Percentages.

      18. VENUE. Section 11.14 of the Credit Agreement as well as each other provision relating to venue contained in any of the other Loan Documents is hereby amended by deleting the reference to "Harris County, Texas" wherever it appears and substituting therefor "Dallas County, Texas" in each instance, and, FURTHER, by deleting therefrom the reference to Southern District of Texas, Houston Division" wherever it appears therein and substituting therefor in each instance "Northern District of Texas, Dallas Division".

      19. NO OTHER DEFAULT. Borrower hereby warrants and represents to Agent and Lenders that no Default or Event of Default has occurred and is continuing which has not been disclosed in writing to the Agent and the Lenders and waived pursuant hereto.

      20. CONDITIONS. No part of this Amendment shall become effective until the Borrower shall have delivered (or shall have caused to be delivered) to the Agent each of the following, in Proper Form:

      (a) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of the Borrower and each of the Guarantors (including, without limitation, Wholesale) as of the date hereof, authorizing the execution, delivery and performance of this Amendment, the Loan Documents described in SECTION 16 hereof, and such other related documents and information as the Lenders may request;

      (b) an Additional Security Agreement and a Joinder Agreement, each of even date herewith, each executed and delivered by Wholesale;

      (c) certificates issued by the appropriate governmental authorities from the States of Delaware and Texas as to the existence, good standing and qualification to do business in Texas of the Borrower and the Guarantors;

      (d) copies of all billing contracts between the Borrower or any of its Subsidiaries and third-party billing services (including, without limitation, ACUS, Claremont and Centillion), certified by the Secretary or Assistant Secretary of the Borrower or such Subsidiary (as the case may be) as being true, correct and complete copies of all such contracts;

      (e) a listing and aging of accounts receivable of the Borrower and its Subsidiaries as of the date of this Amendment;

      (f) a Notice of Entire Agreement executed by the Company and each of the Guarantors as of the date hereof;

      (g)   the Lenders' restructuring fee in the amount of $50,000; and

      (h) evidence of the payment of any and all legal fees and expenses incurred to date by the Agent and the Lenders in connection with this Amendment (including, without limitation, the negotiation and preparation of this Amendment and the related Loan Documents).

      21. CERTAIN DEFINITIONS AND REFERENCES. Terms used herein but not defined herein which are defined in the Credit Agreement (as amended hereby) or in the other Loan Documents shall have the meanings herein ascribed to them therein. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement," as used in the other Loan Documents or any other instrument, document or writing furnished to Agent or any Lender by Borrower shall mean the Credit Agreement as hereby amended.

      22. EXPENSES; INDEMNIFICATION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WILL PAY ALL COSTS AND EXPENSES AND REIMBURSE AGENT AND LENDERS FOR ANY AND ALL EXPENDITURES OF EVERY CHARACTER INCURRED OR EXPENDED FROM TIME TO TIME, REGARDLESS OF WHETHER A DEFAULT HAS OCCURRED, IN CONNECTION WITH THE PREPARATION, NEGOTIATION, DOCUMENTATION, RECORDING, CLOSING, RENEWAL, REVISION, MODIFICATION, INCREASE, REVIEW OR RESTRUCTURING OF THIS AMENDMENT.

      23. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in the Credit Agreement as amended by this Amendment, the Notes or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Notes, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Notes or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Notes ever exceed the Ceiling Rate. In this connection, the parties hereto expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Notes shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on any Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of such Note shall credit against the principal of such Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on such Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of any Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of such Note, so that the interest rate is uniform throughout the full term of such Note. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, among Borrower and Agent and Lenders.

      24. BUSINESS LOANS. Borrower warrants and represents to Agent and Lenders and all other holders of the Notes that all loans evidenced by the Notes are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

      25. LIEN CONTINUATION; MISCELLANEOUS. The Liens are hereby ratified and confirmed as securing and continuing to secure the payment of the Notes, as if it were originally described as "Indebtedness" (as defined in and) under each of the Security Agreements. Nothing herein shall in any manner diminish, impair or extinguish the Notes, any of the other Loan Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Notes or any of the other Loan Documents (or any earlier modification of any of them) and this Amendment, this Amendment shall control. Except as hereby expressly modified, all terms of the Notes and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Amendment (a) shall bind and benefit Borrower and, except as herein expressly limited, Agent and Lenders, and their respective receivers, trustees, successors and assigns (PROVIDED, that Borrower may not assign its rights hereunder without the prior written consent of Agent and Lenders); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements among any of them with respect to the transactions contemplated by the Loan Documents which have not been incorporated in this Amendment or in the Loan Documents. If any provision of this Amendment should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected thereby. Each waiver in this Amendment is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent and Lenders for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it. The headings in this Amendment shall be accorded no significance in interpreting it.

      26. RELEASE. EACH OF BORROWER AND GUARANTORS, BY THEIR JOINDER HEREIN, HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER AGENT AND LENDERS AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

      THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   EQUALNET HOLDING CORP., a Texas corporation

                                    By:  /s/ ZANE RUSSELL
                                    Name:    Zane Russell
                                    Title:   President

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
                   COMERICA BANK-TEXAS, a Texas banking association, as Agent and as a Lender


                                    By: /s/ MARK H. METCALFE
                                    Name:   Mark H. Metcalfe
                                    Title:  Vice President
Commitment:

$9,000,000

                   FIRST INTERSTATE BANK OF TEXAS, N. A., a national banking association

                                    By: /s/ KENNETH TEUSINK
                                    Name:   Kenneth Teusink
                                    Title:  Vice President

Commitment:

$3,500,000

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
                            GUARANTORS' CONSENTS

Guarantors hereby join in this Amendment to evidence Guarantors' consent to execution by Borrower and the Agent and Lenders of this Amendment, to confirm that the Guaranties apply and shall continue to apply to the Credit Agreement (as amended hereby), and the other Loan Documents and to acknowledge that without such consent and confirmation, Agent and Lenders would not execute this Amendment or otherwise consent to the amendments set forth herein.

      EXECUTED effective as of the date first set forth above.


                   EQUALNET CORPORATION, a Delaware corporation


                                    By: /s/ ZANE RUSSELL
                                    Name:   Zane Russell
                                    Title:  President

                    TELESOURCE, INC., a Texas corporation


                                     By: /s/ MARK VAN EMAN
                                     Name:   Mark Van Eman
                                     Title:  President

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